UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2016

Shutterfly, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33031	94-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 21, 2016, the Company held its Annual Meeting of Stockholders in Redwood City, California (“Annual Meeting”). As of April 22, 2016, the Company’s record date, there were a total of 34,459,976 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 31,821,161 shares of Common Stock were represented in person or by proxy and, therefore, a quorum was present. Three items of business were acted upon by stockholders at the Annual Meeting.

Proposal 1 – Election of Directors

Mr. Christopher North, Ms. Elizabeth Rafael and Mr. Michael Zeisser were elected to serve as directors of the Company’s Board of Directors for three year terms and until their respective successors shall be elected and qualified or until their earlier resignation or removal.

Votes were cast as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Christopher North	28,688,894	198,416	2,933,851
Elizabeth Rafael	28,634,963	252,347	2,933,851
Michael Zeisser	26,410,087	2,477,223	2,933,851

Proposal 2 – Approval, on an advisory basis, of the Compensation of our Named Executive Officers

Based on the non-binding votes set forth below, the compensation of the Company’s named executive officers was duly approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,772,427	4,063,033	51,850	2,933,851

Proposal 3 – Ratification of the Selection of the Independent Registered Public Accounting Firm

The stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 by the following vote:

FOR	AGAINST	ABSTAIN
31,737,012	83,383	766

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Jason Sebring
Jason Sebring Vice President and General Counsel

Date: June 22, 2016